TOUCHSTONE FUNDS

                                    Transactions Pursuant to Rule 10f-3 of ICA

                                            Touchstone Variable Insurance Trust
                                                  Income Opportunity Portfolio

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Name of Issuer:                              Bell Sports

Name of Security:                            Bell Sports 11% due 08/15/08 , cusip#07814PAA3
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Years of Issuers Operations:                 44 years

Date of Purchase:                            08/17/98

Number of Units Purchased:                   450,000

Price Per Unit:                              $100.00

Total Price Paid:                            $450,000.00

Portfolio Assets on Trade Date:              $33,194,403

 % Gross Underwriting Spread:                3%

Underwriting Type:                           Firm

 Total Offering:                             110,000,000

25% of Offering:                             27,500,000 Par value
3% of Total Assets:                          $995,832.09

Underwriter :                                Donaldson, Lufkin, Jenrette, Merrill Lynch, Barclays

Broker from whom Portfolio purchased:        Nationsbank
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